Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Parent	Subsidiary	Percentage of Ownership		State of Incorporation or Organization

Imperial Capital Bancorp, Inc.	Imperial Capital Bank	100%		California
Imperial Capital Bancorp, Inc.	ITLA Funding Corporation	100%		Delaware
ITLA Funding Corporation	ITLA Servicing Corporation	100%		Delaware
ITLA Funding Corporation	ITLA Commercial Warehouse Corporation	100%		Delaware
Imperial Capital Bancorp, Inc.	ITLA Management Corporation	100%		Delaware
ITLA Management Corporation	ITLA Commercial Investment Corporation	100%		Maryland
Imperial Capital Bancorp, Inc.	Imperial Capital Real Estate Investment Trust	100%		Delaware
Imperial Capital Bank	Imperial Capital Express, Inc.	100%		Delaware
Imperial Capital Bancorp, Inc.	ITLA Capital Statutory Trust I	100%	(1)	Connecticut
Imperial Capital Bancorp, Inc.	ITLA Capital Statutory Trust II	100%	(1)	Connecticut
Imperial Capital Bancorp, Inc.	ITLA Capital Statutory Trust III	100%	(1)	Delaware
Imperial Capital Bancorp, Inc.	ITLA Capital Statutory Trust IV	100%	(1)	Delaware
Imperial Capital Bancorp, Inc.	ITLA Capital Statutory Trust V	100%	(1)	Connecticut
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(1)	Represents ownership of the common securities of the trust.